VALENCE REPORTS SECOND QUARTER FY 2005 RESULTS:
  Q2 MARKED EIGHTH CONSECUTIVE QUARTER OF REVENUE GROWTH AND HIGHEST QUARTERLY
                           REVENUE IN COMPANY HISTORY

AUSTIN, TX, November 4, 2004 -- Valence Technology, Inc. (Nasdaq: VLNC), a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology, today reported results for its second quarter of fiscal year 2005.

Highlights for the second quarter of fiscal 2005 include the following:

o 8th consecutive quarter of revenue growth and a record for quarterly revenue.
o    K-Charge and U-Charge products evaluated by more than 40 customers to date.
o Achieved NEBS level three certification resulting in first order from Tyco for field evaluations with telecommunications customers.
o    Announcement of joint technology development program with Segway LLC.
o Added Circuit City to our list of channel partners for our small format products, a significant milestone in expanding our customer base for the N-Charge product family.
o Second generation Saphion energy cell on track for end of fiscal year launch. Strong progress in the development of a Saphion power cell which will further strengthen the product family and expand the markets we serve.

"We are expanding the visibility of our large format products by selling more and more prototypes in a wide variety of markets. Customer interest in evaluating our large format products continues to grow and their enthusiasm for Saphion technology is starting to materialize into increased sales opportunities," stated Stephan Godevais, Chairman and CEO of Valence Technology, Inc. "Along with the cost benefits generated by the transfer of our operations to China, our second quarter achievements are a very positive step forward for the company."

FINANCIAL RESULTS
The Company reported $2.9 million in revenue for its second quarter of fiscal year 2005, representing a 24.3% increase over $2.3 million in its second quarter of fiscal 2004, and an increase of 2.7% from $2.8 million in its first quarter of fiscal 2005. The Company reported a net loss of $7.2 million, or $0.09 per basic and diluted share, in the second quarter of fiscal 2005 compared to a net loss of $26.1 million, or $0.36 per basic and diluted share, in its second quarter of fiscal 2004, and a net loss of $9.2 million, or $0.12 per basic and diluted share, in its first quarter of fiscal 2005.

ABOUT VALENCE TECHNOLOGY, INC.
Valence is a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion(R) technology and Lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Suzhou, China. Valence is traded on the Nasdaq SmallCap Market under the symbol VLNC and can be found on the Internet at www.valence.com.


FORWARD-LOOKING STATEMENTS
The information contained herein includes "forward-looking statements." The company cautions readers not to put undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.

MEDIA CONTACT                                INVESTOR CONTACT

Lois Paul Partners, LLC                      Valence Technology, Inc.
Cindi Johnson                                Kimberly Allen
cindi_johnson@lpp.com                        kimberly.allen@valence.com
512-638-5305                                 512-527-2921




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                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (unaudited)



                                                                   September 30, 2004     March 31, 2004
                                                                   -------------------   ------------------
ASSETS
   Total current assets                                              $         14,141       $        8,324
                                                                   -------------------   ------------------
 Total assets                                                        $         15,957       $       21,056
                                                                   ===================   ==================

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Total current liabilities                                         $         15,876       $       13,171
                                                                   -------------------   ------------------
 Total liabilities                                                             64,422               65,334
                                                                   -------------------   ------------------

Minority interest in joint venture                                                  -                4,484
                                                                   -------------------   ------------------
  Redeemable convertible preferred stock                                        8,467                8,032
                                                                   -------------------   ------------------
  Total stockholders' deficit                                                 (56,932)             (56,794)
                                                                   -------------------   ------------------
 Total liabililities, preferred stock and stockholders' deficit      $         15,957       $       21,056
                                                                   ===================   ==================


                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                    (in thousands, except per share amounts)
                                   (unaudited)





                                                    Three Months Ended September 30,     Six Months Ended September 30,
                                                    ----------------------------------   -------------------------------
                                                          2004              2003             2004               2003
                                                    -----------------   --------------   --------------   --------------
Total revenues                                           $     2,915       $    2,345       $    5,752        $   3,976


Operating loss                                                (5,945)         (25,017)         (13,946)         (33,474)


Net loss available to common stockholders                $    (7,170)      $  (26,102)      $  (16,389)       $ (35,607)
                                                    =================   ==============   ==============   ==============


Net loss per share available to common stockholders      $     (0.09)      $    (0.36)      $    (0.21)       $   (0.50)
                                                    =================   ==============   ==============   ==============



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